SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 26, 2007

Tri-Valley Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-31852	84-0617466
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4550 California Blvd., Suite 600
Bakersfield, California 93309
(Address of principal executive office)

Issuer's telephone number: 661-864-0500

Section 5 - Corporate Governance and Management

Item 5.02 Election of Directors

Effective July 26, 2007, the directors of Tri-Valley Corporation appointed Edward M. Gabriel and Paul W. Bateman to our board of directors. Ambassador Gabriel was appointed to fill a vacancy on the board of directors left by the resignation of Dennis Lockhart, who resigned from the Board upon his appointment as president and chief executive officer of the Federal Reserve Bank of Atlanta. Mr. Bateman was appointed to fill a vacancy created by the expansion of the board of directors from seven to eight members.

For the past five years, Ambassador Edward M. Gabriel, age 57, has been President and Chief Executive Officer of The Gabriel Company, LLC, where he represents multinational corporations on international business projects in the fields of oil and gas, defense, high technology and consumer goods. He served as U.S. Ambassador to the Kingdom of Morocco from 1997 - 2001. He has broad experience in public affairs for such organizations as CONCORD where he served as senior vice president and as president and CEO of the Madison Public Affairs Group, both in Washington D.C. He was founder and Executive Director and CEO of the Council of Energy Resource Tribes and prior to that served as Senior Economic Analyst with the U.S. Department of Energy. Ambassador Gabriel is a member of the advisory board of the privately held Guggenheim Partners and of the Global Advisory Board of George Washington University and a board member of several schools and institutions in the Middle East. He is a graduate of Gannon University with a degree in accounting.

Since 1998 Paul W. Bateman, age 50, has been President and Chief Executive Officer of the Klein Saks Group based in Washington D.C. which provides professional consulting, association management and government relations. He has led the Silver Institute and the Gold Institute and represents the World Gold Council, the Platinum Guild International (USA) Inc., the International Platinum Association and the National Mining Association. He is chairman and CEO of the International cyanide Management Institute. He has extensive experience in government having served as an aide to former President Nixon, on the White House staff of former President Reagan, deputy administrator of the Economic Development Administration at the U.S. Department of Commerce, Deputy Treasurer of the United States supervising the U.S. Mint, Bureau of Engraving and Printing and U.S. Savings Bonds Division. He also served former President George H. W. Bush as Deputy Assistant for Management. Mr. Bateman is President of the Economic Club of New York and a member of the Union League Club of New York, a trustee of the Aldercroft Foundation and a director of privately held Lixiviant, Inc. He is both a graduate and a trustee of Whittier College.

Our board of directors has determined that Ambassador Gabriel and Mr. Bateman are independent directors. There are no arrangements or understandings between either of the new directors and any other person regarding his appointment to or service on our board of directors.

The new directors will serve until our next annual meeting of shareholders, scheduled for October 6, 2007. Both Ambassador Gabriel and Mr. Bateman have been nominated for election at our annual meeting to full terms on the board.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2006	TRI-VALLEY CORPORATION /s/ F. Lynn Blystone
F. Lynn Blystone, President and Chief Executive Officer